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                                                                       EXHIBIT 2


                                 GROUP AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of us of a statement on Schedule 13D relating to the Common Stock, par value $.01 per share, of Hagler Bailly, Inc., a Delaware corporation, and that any amendments thereto filed by any of us will be filed on behalf of each of us. This Agreement may be included as an exhibit to any such joint filing.

         Dated April 20, 1999.


                              CAP GEMINI


                              By:   /s/ Serge Kampf
                                    -------------------------------------------
                                    Name: Serge Kampf
                                    Title: Chairman of the Directoire



                              CAP GEMINI HOLDING, INC.


                              By:   /s/ Geoff Unwin
                                    -------------------------------------------
                                    Name: Geoff Unwin
                                    Title: Chairman and Chief Executive Officer